UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 31, 2005

Date of Report (Date of earliest event reported)

NORTH AMERICAN SCIENTIFIC, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-26670	51-0366422
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

20200 Sunburst Street, Chatsworth, California 91311
(Address of principal executive offices) (Zip Code)

(818) 734-8600

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.      Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.

On March 31, 2005, North American Scientific, Inc. (the “Company”) orally notified The Nasdaq Stock Market, Inc. (“Nasdaq”) that a majority of the Board of Directors of the Company was not comprised of independent directors as required by Nasdaq Marketplace Rule 4350(c)(1), due to the resignation of Donald N. Ecker from the Board of Directors of the Company.  The Company previously reported Mr. Ecker’s resignation on a Form 8-K dated March 18, 2005 and filed on March 24, 2005.  On April 5, 2005, the Company received a letter from Nasdaq confirming the Company’s notification that it was no longer in compliance with Nasdaq Marketplace Rule 4350(c)(1).

Nasdaq Marketplace Rule 4350(c)(1) provides that a majority of the board of directors of a listed company must be comprised of independent directors as defined in Nasdaq Marketplace Rule 4200.    Nasdaq Marketplace Rule 4350(c)(1) further provides that if a listed company fails to comply with such requirement due to one vacancy, that the listed company must regain compliance with such requirement by the earlier of its next annual shareholders’ meeting or one year from the occurrence of the event that caused the failure to comply with such requirement.  In its April 5, 2005 letter, Nasdaq confirmed that consistent with Nasdaq Marketplace Rule 4350(c)(1), the Company will be provided a cure period until the earlier of the Company’s next annual shareholders’ meeting or March 18, 2006, in order to regain compliance.

The Company intends to correct the instance of noncompliance with Nasdaq Marketplace Rule 4350(c)(1) by its next annual shareholders’ meeting.  By the time of such meeting, the Company intends to add two new independent directors who meet the independence standards of Nasdaq Marketplace Rule 4200, and any relevant rules of the Securities and Exchange Commission, as applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTH AMERICAN SCIENTIFIC, INC.

Date: April 6, 2005	By:	/s/ L. Michael Cutrer
		Name:	L. Michael Cutrer
		Title:	President and Chief Executive Officer (Principal Executive Officer)